UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported) July 5, 2005

                          NATIONAL PROPERTY INVESTORS III
               (Exact name of Registrant as specified in its charter)


            California                0-9567                  13-2974428
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)
                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.02   Termination of a Material Definitive Agreement.

National Property Investors III (the "Registrant") owns a 99% interest in National Pinetree Limited Partnership, a North Carolina limited partnership (the "Partnership"). The Partnership owns Pinetree Apartments, a 220-unit apartment complex located in Charlotte, North Carolina ("Pinetree"). On May 19, 2005, the Partnership, and eight other partnerships that own apartment complexes containing 1,666 units, collectively (the "Selling Partnerships"), entered into a Purchase and Sale Contract (the "Purchase Agreement") with a third party, Juniper Investment Group, Ltd, a Texas limited partnership (the "Purchaser") to sell the nine apartment complexes owned by the Partnerships to the Purchaser for a total sales price of $62,300,000, of which $5,800,000 represents the sales price for Pinetree. Each of the Selling Partnerships is affiliated with AIMCO Properties, L.P., an affiliate of the managing general partner of the Partnership ("AIMCO Properties").

On July 5, 2005, the Purchaser terminated the Purchase Agreement. On July 7, 2005, the Selling Partnerships and the Purchaser entered into the Second Amendment to the Purchase and Sale Contract, which had the effect of reinstating the Purchase Agreement. There were no material changes to the Purchase Agreement as described in the Registrant's Current Report on Form 8-K dated May 19, 2005.




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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NATIONAL PROPERTY INVESTORS III
                                (a California Limited Partnership)


                                By: NPI Equity Investments, Inc.
                                    Managing General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                                Date: July 11, 2005